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                                                                   EXHIBIT 10.1


                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made effective this 22nd day of October, 1996, between William Marches, with offices at 824 Moraga Drive, Bel-Air, California 90049 ("Consultant") and The Tracker Corporation of America, with its principal place of business at 180 Dundas Street West, Suite 1502, Toronto, Ontario, Canada M5G 1Z8 ("Client").

                                    RECITALS

WHEREAS, Client desires to retain Consultant to provide advice and to consult with Client's management concerning its growth strategy, its financial public relations communication obligation, and provide advice on future capital structure.

WHEREAS, Client desires to retain Consultant to perform these services for the period as specified below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

1.       ENGAGEMENT OF CONSULTANT

         Client hereby retains Consultant in the following areas:

         A. To assist in enhancing Client's financial public relations communication;

         B.    To provide advice and expertise to further Clients growth;

         C. To provide advice and expertise to Client regarding future capital structure including introduction to potential merger and acquisition candidates and strategic partners.

         D.    To assist Client in attaining a SmallCap Nasdaq listing

         All of the foregoing services collectively are referred to herein as the "Consulting Services." Consultant accepts Client's engagement and agrees to perform the consulting service set forth in this section 1. Consultant acknowledges receipt of Amendment Four to Client's Registration Statement filed October 18, 1996 (SEC File No. 33-99686) (the "Registration Statement").

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2.       COMPENSATION

         (a) Client shall pay Consultant one hundred thousand (100,000) shares of Client's Common Stock; and

         (b) Client shall pay Consultant by allowing Consultant to purchase options to buy Client's Common Stock. The right to buy said options shall be deemed as the consideration for which Consultant shall perform the Consulting Services. Consultant is fully aware and understands that the value of Consultant's compensation as defined by the Agreement is variable and may be altered by natural market forces of Client's stock and that such an agreement is acceptable to Consultant. Consultant shall have the following options available to him:

         Consultant shall be accorded the indivisible sequential options to purchase a total of Nine Hundred Thousand (900,000) shares of the Common Stock of the Client for the price of the par value of the stock ($0.001) per share payable in cash upon exercise by wire transfer of funds when the Closing Quoted Bid Price and the Specified Minimum Number of Business Days at the Bid are met as follows:

                                                                                No. of Days from date
            Number of Common Shares   Closing Quoted Bid                            of signing of
             Available to purchase     Price ("Bid") of     Specified Minimum      Agreement before
              at par value ($.001)      Client's Common      No. of Business        Option Expires
Option             per share                 Stock             Days at Bid      ("Expiration Period")
-----------------------------------------------------------------------------------------------------
   1                100,000                  $0.50               5 days                120 days
-----------------------------------------------------------------------------------------------------
   2                100,000                  $0.75               5 days                120 days
-----------------------------------------------------------------------------------------------------
   3                100,000                  $1.00               5 days                120 days
-----------------------------------------------------------------------------------------------------
   4                100,000                  $1.50               5 days                 1 year
-----------------------------------------------------------------------------------------------------
   5                100,000                  $1.75               5 days                 1 year
-----------------------------------------------------------------------------------------------------
   6                100,000                  $2.00               5 days                 1 year
-----------------------------------------------------------------------------------------------------
   7                100,000                  $2.25               5 days                 1 year
-----------------------------------------------------------------------------------------------------
   8                100,000                  $2.50               5 days                 1 year
-----------------------------------------------------------------------------------------------------
   9                100,000                  $2.75               5 days                 1 year
-----------------------------------------------------------------------------------------------------

Options must be exercised in sequential order (i.e. option 1 before option 2, option 2 before option 3, etc.) otherwise subsequent options expire. Each option shall expire if not exercised within the Expiration Period specified above. Consultant shall not be allowed to exercise any fractional amount of option. Upon notice of impending delivery of the certified funds to exercise Options on any or all of the seven indivisible options, Client shall cause to be issued shares in amounts commensurate with the number of shares so exercised and shall simultaneously exchange stock for certified funds at Client's office.

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         (c) The Client shall use its best efforts to register all Common Stock and Options payable to Consultant under this Agreement pursuant to a Regulation S-8 filing with the Securities and Exchange Commission, on a timely basis.


3.       TERM OF AGREEMENT, EXTENSIONS AND RENEWALS.

         This Consulting Agreement and Consultant's obligation to continue providing Consulting Services, as defined herein, shall remain in full force and effect for one (1) year from the date of signing this Agreement. Client shall retain the exclusive right to determine in its judgment whether any extension or renewal shall be granted to Consultant.

4.       TERMINATION OF AGREEMENT BY THE CLIENT.

         Despite anything to the contrary contained in this Agreement hereunder, Client may terminate this Agreement and Consultant's consulting arrangement if any of the following events occur.

         (a) Client can terminate this Agreement any time subsequent to ninety
         (90) days from date of this Agreement, for any reason, upon fifteen
         (15) days written notice to Consultant. However, once the Bid price of Client's Common Stock is two dollars ($2.00) or above for five (5) business days then this Agreement cannot be terminated except for cause as noted in 4(b)

         (b) Client can terminate this Agreement if in the judgment of a third party, disinterested and duly appointed Mediator, Consultant's actions or conduct would make it unreasonable to require Client to retain Consultant. Said Mediator shall have been elected by mutual agreement of both Client and Consultant. such acts include, but are not limited to, dishonesty, illegal activities, activities harmful to the reputation of the Client, and/or activities which create civil or criminal liability for the Client.


5.       NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

         In consideration for the Client entering into this Agreement, Consultant agrees that the following items used in the Client's business are secret, confidential, unique, and valuable, were developed by Client at great cost and over a long period of time, and disclosure of any of the items to anyone other than Client's officers, agents, or authorized employees will cause Client irreparable injury.

A. Non public financial information, accounting information, plans of operation, possible mergers or acquisitions prior to the public announcement;

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B.       Customer lists, call lists, and other confidential customer data;

C. Memoranda, notes, records concerning the technical processes conducted by Client:

D. Sketches, plans, drawings and other confidential research and development data.

         Neither party shall disclose or otherwise reveal to any third party without the express written consent of the other party the specific terms or existence of this Agreement, except where required by law.

6.       DUE DILIGENCE

         Client shall supply and deliver to Consultant information relating to its business, as may be reasonably requested by Consultant, to enable Consultant to make such investigation of Client and its business prospects. Client shall also make available to Consultant names, addresses, and telephone numbers as Consultant may need to verify or substantiate any such information provided.

7.       BEST EFFORTS BASIS.

         Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts.

8.       CLIENT'S RIGHT TO APPROVE CONSULTANT'S ACTIONS.

         Client expressly retains the right to approve, in its sole discretion, each and every transaction entered into by Consultant that involves Client as a party. Consultant and Client mutually agree that Consultant is not authorized to enter into agreements on behalf of Client.

9.       EXPENSE.

         Client shall pay Consultant $10,000 per month payable in the Common Stock of the Client for administrative expenses on the fifth business day of the month succeeding the performance of Consultant's services.. The amount of shares of Common Stock shall equal $10,000 divided by the average five (5) day Bid price immediately preceding the 15th day of each month for the term of this Agreement. Client shall reimburse Consultant for all other pre-approved expenses.

10.      REPRESENTATIONS AND WARRANTIES OF CONSULTANT.

         Consultant hereby represents and warrants to Client that:

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         A. Prior Experience. Consultant has extensive experience in the areas of the services he is to perform hereunder and has performed the services contemplated by this Agreement.

         B. Information. No representation or warranty contained herein nor a statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by Consultant, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of material fact.

         C. Prior Consent to Marketing Publications. Consultant agrees to provide Client with a facsimile copy or original transcript of any publication, writing, sound recording or any other media type (collectively referred to herein as "Media") created by Consultant or any agent or assign of Consultant, where such Media is needed to be used for marketing of Client or Client's business. Consultant shall obtain Client's approval on the use of any such Media prior to disseminating Media to any third parties.

11.      CONSULTANT IS NOT AN AGENT OR EMPLOYER.

         Consultant's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the agent of Client or otherwise represent or bind Client. For purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

12.      MISCELLANEOUS

         A. Authority

         The execution and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.

         B. Amendment

         This Agreement may be amended or modified at any time and in any manner but only by an instrument in writing executed by the parties hereto.

         C. Waiver

         All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the

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part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

         D. Assignment

         Neither party to this Agreement may not assign any right or obligation created hereunder without the prior written consent of the other;

         E. Notices:

         Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal be certified or registered mail, postage prepaid or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepared provided that the communication is addressed:

(i)      In the case of Client to:            (ii) In the case of Consultant to:

Mark J. Gertzbein                             William Marches
Executive Vice President & CFO                M & M Group, Inc.
180 Dundas Street West, Suite 1502            824 Moraga Drive
Toronto, Ontario, Canada                      Bel-Air, California, 90049

or to such other person or address designated by the parties to receive notice.

         F. Headings and Captions

         The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

         G. Entire Agreement

This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

         H. Effect of Partial Invalidity

In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this

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Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

         I. Controlling Law

         The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Arizona.

         J. Attorney's Fees.

         If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

         K. Time is of the Essence.

         Time is of the essence for each and every provision hereof this Agreement and of each and every provision of this Agreement.

         L. Mutual Cooperation

         The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute each other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

         M. Further Actions.

         At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         N. Indemnification.

         (a) The Client shall indemnify and hold harmless the Consultant, from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action suit or proceeding or any claim asserted) to which it, or any of them may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement or supplement to the Registration Statement or the Prospectus and (B) any application or

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other document, or any amendment or supplement thereto, executed by the Client based upon written information furnished by or on behalf of the Client filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided however that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Consultant to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Client with its agreement to deliver such amended Prospectus to the Consultant. This indemnity agreement will be in addition to any liability which the Client may otherwise have. The Client will not, without the prior written consent of the Consultant (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Consultant is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Consultant from all liability arising out of such claim, action, suit or proceeding.

         (b) The Consultant shall indemnify and hold harmless the Client, and its directors, officers, associates, affiliates, employees and agents, and each person, if any, controlling the Client or any of its affiliates, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act") or
Section 20 of the Exchange Act of 1935, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of , any action, suit or proceeding or any claim asserted) to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any statement or alleged statement made by the Consultant which is not based upon information furnished to the Consultant by the Company.

         (c) A party that proposes to assert the right to be indemnified under this Section will promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify the indemnifying party will not relieve it from any liability that is may have to any indemnified party under the foregoing provisions of this Section unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is

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brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defenses. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses, and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party shall not in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of ore than one separate firm admitted to practice in such jurisdiction at any one time for such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.

         (d) The Client will not, without the prior written consent of the Consultant (which consent will not be unreasonably withheld), settle or compromise or consent tot he entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Consultant is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Consultant from all liability arising out of such claim, action, suit, or proceeding. An indemnifying party will not be liable for any settlement or any action or claim effected without its written consent (which consent will not be unreasonably withheld).

         (e) The Consultant will not, without the prior written consent of the Client (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Client is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Client from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement

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or any action or claim effected without its written consent (which consent will not be unreasonably withheld).

         O. No Third Party Beneficiary.

         Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

         P. Facsimile Counterparts.

         If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement. DATED this 22nd day of October, 1996.

Client
The Tracker Corporation of America,
a Delaware corporation

By:      /s/ Bruce Lewis
   --------------------------
Name:    Bruce Lewis
Title:   President

Consultant

         /s/ William Marches
-----------------------------
Name:    William Marches


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